USAA CONTRACT CONTROL NUMBER 0000018785-02

AMENDMENT2

TO

CUSTODIAN AGREEMENT

THIS AMENDMENT (the "Amendment") is made as of the 6th day of October, 2017 and modifies the CUSTODIAN AGREEMENT ("Agreement"), effective on July 18, 2017, by and between the USAA ETF TRUST (the "Fund''), acting in respect ofeach series identified on Appendix

Aof the Agreement and each series which becomes a party to the Agreement, and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the ''Custodian").

WITNESSETH:

WHEREAS, the Fund and the Custodian desire to amend and restate the first sentence of Section 16 of the Agreement; and

NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Fund and the Custodian hereby agree as follows:

1.The Fund and the Custodian agree that the first sentence of Section 16 of the Agreement is hereby deleted in its entirety and replaced with the following language:

"This Agreement shall remain in full force and effect for an initial term ending July 18, 2020 (the "Initial Term'}"

2.Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

3.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted £mm (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows.]

Information Classification: Limited Access

Information Classification: Limited Access

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IN WI'INESS WHEREOF, each ofthe parties has caused this instrument to be exectited in its name and behalf by its duly authorized representative under seal as of the date first above written.

USAA ETF TRUST	SIGNATURE ATTESTED To BY:

By:

f

Name:	James De Vries	Name: Anthony D'Angelo
~=" - = - '~ - ' - " - =~ ----
Title:	Assistant Treasurer	Title: Senior Supply Chain Manager

STATE STREET BANK AND TRUST COMPANY

By:

Name: Andrew Erickson

Title: Executive Vice President

Information Classification: Limited Access

Information Classification: Limited Access

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